                                                                    EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES

                             Beyond.com Corporation



                                                    YEAR ENDED DECEMBER 31,
                                       ------    ------    ------    -------    --------
                                        1994      1995      1996       1997       1998
                                       ------    ------    ------    -------    --------
Loss from continuing operations        $(227)    $(511)    $(779)    $(1,743)   $(31,073)
Interest expense                           0         0        11           6       1,293
Interest portion of rental expense         0         1        14          49          79
                                       -----     -----     -----     -------    --------
Earnings                               $(227)    $(510)    $(754)    $(1,688)   $(29,701)
                                       =====     =====     =====     =======    ========


Interest expense                           0         0        11           6       1,293
Interest portion of rental expense         0         1        14          49          79
                                       -----     -----     -----     -------    --------
Fixed charges                          $   0     $   1     $  25     $    55    $  1,372
                                       =====     =====     =====     =======    ========
Ratio of earnings to fixed charges       N/A       N/A       N/A         N/A         N/A
                                       =====     =====     =====     =======    ========

DEFICIENCY OF EARNINGS TO COVER
  FIXED CHARGES                        $(227)    $(511)    $(779)    $(1,743)   $(31,073)
                                       =====     =====     =====     =======    ========

     For purposes of this computation, the ratio of earnings to fixed charges has been calculated by dividing fixed charges into loss from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and a portion of lease rental charges considered to represent interest cost.